                                                                    Exhibit 10.8

================================================================================

                            STOCK PURCHASE AGREEMENT

                          Dated as of October 26, 2001

                                     Between

                             RHM Teleservices, Inc.

                  And the Investors Listed on Exhibit A Hereto

                                TABLE OF CONTENTS

===================================================================================================================
                                                                                                               PAGE
                                                                                                               ----
1.       Subscription for Shares and Warrants.................................................................    3
         1.1      Subscription for Shares.....................................................................    3
         1.2      Subscription for Warrants...................................................................    4
         1.3      Placement Fee...............................................................................    4
         1.4      Closing.....................................................................................    4

2.       Representations and Warranties of the Company........................................................    5
         2.1      Organization and Standing...................................................................    5
         2.2      Corporate Power.............................................................................    5
         2.3      Capitalization..............................................................................    5
         2.4      Authorization...............................................................................    6
         2.5      Valid Issuance..............................................................................    6
         2.6      SEC Documents; Financial Statements.........................................................    6
         2.7      No Conflicts................................................................................    7
         2.8      Contracts...................................................................................    7
         2.9      Litigation..................................................................................    7
         2.10     Tax Returns.................................................................................    8
         2.11     Governmental Consents.......................................................................    8
         2.12     Employment Matters; ERISA Matters...........................................................    8
         2.13     Intellectual Property Rights................................................................    9
         2.14     Environmental Laws..........................................................................    9
         2.15     Regulatory Permits; Compliance..............................................................   10
         2.16     Investment Company Status...................................................................   10
         2.17     Accuracy of Information.....................................................................   11
         2.18     Labor Disturbances..........................................................................   11
         2.19     Internal Accounting Controls................................................................   11
         2.20     S-3 Registration............................................................................   11
         2.21     Use of Proceeds.............................................................................   11
         2.22     No Material Adverse Changes.................................................................   11
         2.23     Listing and Maintenance Requirements Compliance.............................................   11
         2.24     Title.......................................................................................   12
         2.25     Insurance...................................................................................   12
         2.26     Registration Rights; Rights of Participation................................................   12

3.       Representations and Warranties of Investor...........................................................   12
         3.1      Organization and Standing; Power............................................................   12
         3.2      Authorization...............................................................................   13
         3.3      Experience..................................................................................   13
         3.4      Investment Purpose..........................................................................   13
         3.5      Access to Data..............................................................................   13
         3.6      Residency...................................................................................   14
         3.7      Accredited Investor.........................................................................   14

         3.8      Restrictive Legends.........................................................................   14
         3.9      Transactions in Common Stock................................................................   15
         3.10     No General Solicitation.....................................................................   15

4.       Registration Rights and Termination Events...........................................................   15
         4.1      Registration Rights.........................................................................   15
         4.2      Termination Events..........................................................................   15

5.       Closing Conditions...................................................................................   15
         5.1      Conditions to the Company's Obligation to Sell..............................................   15
         5.2      Conditions to Each Investor's Obligation to Purchase........................................   16

6.       Right of First Refusal...............................................................................   17
         6.1      Right of First Refusal......................................................................   17
         6.2      Definition of New Securities................................................................   17
         6.3      Notice of Right.............................................................................   18
         6.4      Exercise of Right...........................................................................   18
         6.5      Lapse and Reinstatement of Right............................................................   18

7.       Miscellaneous........................................................................................   18
         7.1      Governing Law...............................................................................   18
         7.2      Expenses....................................................................................   18
         7.3      Survival....................................................................................   18
         7.4      Successors and Assigns......................................................................   19
         7.5      Entire Agreement............................................................................   19
         7.6      Assignment and Transfer.....................................................................   19
         7.7      Amendment and Waiver........................................................................   19
         7.8      Notices.....................................................................................   19
         7.9      Counterparts................................................................................   20

STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (including the Exhibits hereto, the "Agreement"), dated as of October 26, 2001, is entered into by and among the investors listed on Exhibit A hereto, LLC (each an "Investor" or jointly, the "Investors") and RMH Teleservices, Inc., a Pennsylvania corporation (the "Company").

         WHEREAS, pursuant to a Special Meeting of the Board of Directors of the Company held on September 25, 2001 and a Special Meeting of the Board of Directors of the Company held on September 28, 2001, the Company was authorized to issue up to 3,000,000 shares of its Common Stock, no par value per share (the "Common Stock"), and warrants to purchase up to an additional 3,000,000 shares of Common Stock (the "Offering"), to a group of investors, including certain of the Company's existing investors;

         WHEREAS, the Company previously issued a portion of these shares of Common Stock and warrants pursuant to the terms of the Stock Purchase Agreement dated as of September 28, 2001 by and among the Company and the investors listed on Schedule A attached thereto;

         WHEREAS, pursuant to the authority of the Board of Directors of the Company, the Company desires to issue additional shares of Common Stock and warrants in completion of the Offering, such Shares and Warrants (as such terms are defined below) to be issued to the Investors pursuant to the terms and conditions set forth in this Agreement;

         WHEREAS, the Company will at the Closing (as defined below) sell up to 217,804 shares of its Common Stock, to the Investors and the Investors will purchase the Shares of Common Stock from the Company on the terms and conditions set forth herein;

         WHEREAS, the Company will at the Closing sell up to 72,601 Warrants to the Investors and the Investors will purchase the Warrants from the Company on the terms and conditions set forth herein and therein;

         WHEREAS, in consideration for the Investors entering into this transaction, the Company will pay to the Investors, in cash, an aggregate of $100,000 to be allocated among the Investors as set forth on Exhibit A and issue to the Investors an additional 10,890 Warrants from the Company on the terms and conditions set forth herein and therein in the respective amounts set forth on Exhibit A; and

     NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the parties agree as follows:

     1.     Subscription for Shares and Warrants.

     1.1    Subscription for Shares.

     (a) Authorization of Shares. The Company will authorize the sale and issuance of up to 217,804 shares of its Common Stock (the "Shares"), having the rights, privileges and preferences as set forth in the Company's Articles of Incorporation, as amended to date (the "Articles of Incorporation").

     (b) Sale of Common Stock. Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at the Closing (as defined below) and the Company agrees to issue and sell to each Investor, that number of shares of the Company's Common Stock set forth opposite each Investors name on Exhibit A, at a price of $9.60 per share (the "Share Purchase Price").

     1.2    Subscription for Warrants.

     (a) Authorization of Warrants. The Company will authorize the sale and issuance of up to 228,694 of its Warrants (each a "Warrant" and collectively, the "Warrants") to purchase one (1) share of its Common Stock (collectively, the "Warrant Shares") at an exercise price of $12.00, having the rights, privileges and preferences as set forth in the form of Warrant attached hereto as Exhibit B.

     (b) Sale of Warrants. Subject to the terms and conditions hereof, each Investor agrees, severally and not jointly, to purchase at the Closing and the Company agrees to issue and sell to each Investor, that number of Warrants set forth opposite each Investor's name on Exhibit A, at a price of $0.1251 per Warrant (the "Warrant Purchase Price"). The sum of the Warrant Purchase Price and the Share Purchase Price is referred to herein as the "Purchase Price."

     1.3 Placement Fee. In consideration of the Investors agreeing to purchase the Shares described in Section 1.1 and the Warrants described in
Section 1.2, Company will authorize the issuance and issue to the Investors an aggregate of an additional 10,890 Warrants (the "Placement Warrants"), in the respective amount set forth in Exhibit A, and pay to the Investors an aggregate amount of $100,000 (the "Cash Placement Fee"), to be allocated among the Investors in their sole discretion, in the respective amounts set forth in Exhibit A; provided, that the Placement Warrants issued pursuant to this Section
1.3 shall not be subject to Section 4 herein, including, but not limited to, the provisions relating to the declaration of a Termination Event (as defined below). The Cash Placement Fee will be not be paid, but will be credited against the Purchase Price of the Shares and Warrants to be purchased by the Investors at Closing.

     1.4 Closing. The closing (the "Closing") of the purchase and sale of the Shares shall take place at the offices of Wolf, Block, Schorr and Solis-Cohen LLP, 1650 Arch Street, Philadelphia, PA 19103, at 10:00 a.m., on October 26, 2001, or at such other time and place as the Company and the Investors mutually agree upon orally or in writing (the "Closing Date"). At the Closing, the Company shall deliver to each Investor certificates representing the shares of Common Stock and the Warrants which such Investor is purchasing and the Placement Warrants (as set forth in Exhibit A) against delivery to the Company by such Investors of a wire transfer in immediately available funds in the aggregate amount of $2,100,000, the Purchase Price therefor, minus the

Cash Placement Fee.

     2.     Representations and Warranties of the Company.

     As a material inducement to the Investors to enter into this Agreement and purchase the Shares and the Warrants issued to such Investor hereunder, the Company hereby represents and warrants to each Investor as follows:

     2.1 Organization and Standing. The Company and its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction in which they are incorporated and have all requisite corporate power and authority and all material qualifications, licenses, permits and authorizations necessary to own and operate their properties, to carry on their businesses as now conducted and as proposed to be conducted by them for the foreseeable future, and to carry out the transactions contemplated by this Agreement, the Joinder Agreement and Waiver dated as of October 26, 2001 by and among the Company, the Investors and the other parties thereto (the "Joinder Agreement") attached as Exhibit C hereto, and the Warrants. Each of the Company and its subsidiaries is duly qualified to do business as a foreign corporation in all jurisdictions in which the failure to be so qualified would have a material adverse effect on the Company's or its subsidiaries' properties or business as now conducted or as proposed to be conducted. The Company has furnished to each of the Investors true and correct copies of the Company's Articles of Incorporation and Bylaws, as amended, and as in effect on the date hereof, and true, complete and accurate copies of all documents evidencing all classes of securities convertible into or exchangeable for Common Stock (other than documents relating to stock option plans and other similar arrangements that the Company has entered into with its employees, officers and directors in the ordinary course of business) and all other material rights holders thereof and in respect to.

     2.2 Corporate Power. The Company has all requisite legal and corporate power to execute and deliver this Agreement, the Joinder Agreement and the Warrants and the other agreements contemplated hereby, to issue and sell the Common Stock hereunder and under the Warrants, and to carry out and perform its obligations under the terms of this Agreement, the Joinder Agreement and the Warrants.

     2.3 Capitalization. The authorized capital stock of the Company, the designations of classes of capital stock and the rights and preferences of capital stock are set forth in the Articles of Incorporation. As of October 26, 2001, 12,772,480 shares of the Common Stock are issued and outstanding, excluding the Shares and the Warrant Shares, and no shares of preferred stock are issued and outstanding. All issued and outstanding shares of the Company's Common Stock as of the date hereof have been duly authorized and validly issued, are fully paid and nonassessable, and were issued in compliance with applicable federal and state securities laws. Except as set forth on

Schedule 2.3, as of the date hereof, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries. No shareholder of the Company has any rights or preferences not afforded all shareholders of the Company, except pursuant to this Agreement. Except as set forth on Schedule 2.3, no shareholder of the Company has any options or warrants to purchase Common Stock, except pursuant to options issued under the Company's stock option plan, stock incentive plan or any other equity-based compensation plans. Except as set forth on Schedule 2.3, no shareholder has any pre-emptive or approval right or authority pertaining to the sale and purchase of the Shares of Common Stock pursuant to this Agreement or the Warrant Shares pursuant to the Warrants, whether by statute, Nasdaq National Market Rules, contractual obligation or otherwise, except pursuant to
Section 6 of this Agreement.

     2.4 Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution, delivery and performance by the Company of this Agreement, the Joinder Agreement, and the Warrants and each of the other agreements contemplated hereby to which the Company is a party; the authorization, issuance, sale and delivery of the Shares, the Warrants and the Warrant Shares; and the performance of all of the Company's obligations hereunder and thereunder has been taken. This Agreement, the Joinder Agreement and the Warrants, and each of the other agreements contemplated hereby to which the Company is a party, have been duly authorized and when executed and delivered by the Company and each Investor, shall constitute a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.5 Valid Issuance. The Shares, the Warrants and the Warrant Shares issuable upon exercise of the Warrants, when issued, sold and delivered in accordance with this Agreement and, in the case of the Warrant Shares, the Warrants, will be duly authorized and validly issued, fully paid and nonassessable, and will be free and clear of any liens or encumbrances, except for restrictions imposed under applicable state and federal securities laws.

     2.6 SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). The Company (i) has
                                                                    -
delivered or made available to each Investor or its
representative true and complete copies of the SEC Documents to the extent that each Investor or its representative has requested any such SEC Documents from the Company and (ii) agrees to deliver or make available to each Investor or its
                 --
representative true and complete copies of any additional SEC Documents, upon request. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied during the periods involved (except in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). No other information provided by or on behalf of the Company to each Investor which is not included in the SEC Documents, including, without limitation, information referred to in Section 3.5 of this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are or were made, not misleading.

     2.7    No Conflicts. The Company is not in violation of any term of (i) the
                                                                          -
Articles of Incorporation or its Bylaws, (ii) any contract, agreement, mortgage,
                                          --
indebtedness, indenture, instrument, judgment, decree, order to which the Company is subject or (iii) any statute, rule or regulation applicable to the
                       ---
Company, except in the case of clause (ii) above, for any such violations that,
                                       --
individually or in the aggregate, could not reasonably be expected to have a material adverse effect on the Company's business, properties, financial condition, results of operations or prospects, taken as a whole ("Material Adverse Effect"). The execution and delivery by the Company of this Agreement, the Joinder Agreement and the Warrants and each of the other agreements contemplated hereby to which the Company is a party, the offering, sale and issuance of the Shares, the Warrants and the Warrant Shares and the fulfillment of and compliance with the respective terms hereof and thereof and the consummation of the transactions contemplated hereby and thereby, do not and shall not (i) conflict with or result in a breach (which conflict or breach has
           -
not been waived) of the terms, conditions or provisions of, (ii) constitute a
                                                             --
default under, (iii) result in the creation of any lien, security interest,
                ---
charge or encumbrance upon the Company's capital stock or assets pursuant to,
(iv) give any third party the right to modify, terminate or accelerate any
 --
obligation under, (v) result in a violation (which violation has not been
                   -
waived) of, or (vi) require any authorization, consent, approval, exemption or
                --
other action by or notice to any court or administrative or governmental body pursuant to, (a) the Articles of Incorporation or Bylaws of the Company, or any
              -
law, statute, rule or regulation to which the

Company is subject, or (b) any agreement, instrument, order, judgment or decree
                        -
to which the Company is subject, except, in the case of clause (b), with respect to any of the foregoing which could not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of the listing requirements of The Nasdaq National Market and is unaware of any facts or circumstances that reasonably might cause the Common Stock to be delisted by The Nasdaq National Market in the foreseeable future.

     2.8 Contracts. All descriptions in the Compendium of Public Filing Documents, dated September 27, 2001, (the "Compendium") or incorporated by reference therein, of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; none of the Company's contracts, including, but not limited to, those described in the Compendium, have been terminated, nor is the Company aware that any client has the intention of terminating any contract in the near future.

     2.9 Litigation. Except as disclosed in the SEC Documents, there are no actions, suits, proceedings, orders, investigations or claims pending or, to the best of the Company's knowledge, threatened against or affecting the Company (or to the best of the Company's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company with respect to the Company's business or proposed business activities) at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, any actions, suit, proceedings or investigations with respect to the transactions contemplated by this Agreement) which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; and the Company is not a party to any arbitration proceedings under collective bargaining agreements or otherwise or, to the best of the Company's knowledge, any governmental investigations or inquiries (including inquiries as to the qualification to hold or receive any license or permit). The Company is not subject to any judgment, order or decree of any court or other governmental agency.

     2.10 Tax Returns. The Company has filed all tax returns which it is required to file under applicable foreign, federal, state and local laws and regulations; all such returns are complete and correct in all material respects; and the Company has paid all taxes which have become due and payable. The Company has not been advised that any of its returns, federal, state or other, have been or are being audited as of the date thereof. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency, and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency. There are no actions, suits, proceedings or claims now pending against the Company in respect of any tax or assessment. There is no pending or, to the Company's knowledge, threatened investigation of the Company by any federal, state, foreign or local authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority.

     2.11 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, the Joinder Agreement and the Warrants, the offer, sale or issuance of the Shares, the Warrants or the Warrant Shares, or the consummation of any other transaction contemplated hereby or thereby, except under applicable state securities laws, which filings and qualifications, if required, will be accomplished within the required statutory period, for the filing pursuant to Regulation D promulgated under the Securities Act of 1933, as amended (the "1933 Act"), which filing will be made within 15 days of the execution hereof, and for the filing of the NASDAQ National Market Additional Listing Application, which filing shall be made as soon as practicable.

     2.12 Employment Matters; ERISA Matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting employment and employment practices, terms and conditions of employment and wages and hours, except where failure to be in compliance could not have a Material Adverse Effect. To the best of the Company's knowledge, there are no pending investigations involving the Company or any of its subsidiaries by the U.S. Department of Labor or any other governmental agency responsible for the enforcement of such federal, state, local or foreign laws and regulations. There is no unfair labor practice charge or complaint against the Company or any of its subsidiaries pending before the National Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any of its subsidiaries. No representation question exists respecting the employees of the Company or any of its subsidiaries, and no collective bargaining agreement or modification thereof is currently being negotiated by the Company or any of its subsidiaries. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company or any of its subsidiaries. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent. Except for such failures that could not result in a Material Adverse Effect, every employee benefit plan (whether or not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) maintained or contributed to by the Company has been maintained and administered in accordance with their terms, ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable laws. None of the plans is subject to Title IV of ERISA and no plan is a multi-employer plan (within the meaning of Section 3(37) of ERISA). Each plan intended to qualify under Section 401(a) or 501(c)(9) of the Code has received a favorable determination or approval letter from the Internal Revenue Service regarding its qualification under such section and to the best of the Company's knowledge no event has occurred which could reasonably be expected to cause any such plan to lose its qualification.

     2.13   Intellectual Property Rights.

The Company and its subsidiaries own or possess the requisite rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights (collectively "Intellectual Property Rights") necessary to conduct their respective businesses as now conducted and as proposed to be conducted through the foreseeable future. None of the Intellectual Property Rights or other intellectual property rights have expired or terminated, or are expected to expire or terminate on or before September 30, 2006 other than expirations or terminations which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries do not have any knowledge of any event, fact or circumstance relating to (i) any infringement by the Company or its subsidiaries of any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others, or (ii) any person or entity now infringing any Intellectual Property Rights or other similar rights, or (iii) any person or entity now infringing any Intellectual Property Rights or other similar rights, except for such infringements that could not reasonably be expected to result in a Material Adverse Effect. There is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its subsidiaries regarding any trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets or other similar rights of others. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

     2.14   Environmental Laws.

     (a) Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries (1) are in compliance
                                                           -
with any and all Environmental Laws, (2) have received all permits, licenses or
                                      -
other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (3) are in compliance with all terms and
                                  -
conditions of any such permit, license or approval, except in each case where the failure could not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, with respect to the Company (A) there are no
                                                              -
past or present releases of any Hazardous Materials into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under any Environmental Law in any material respect and (B) the Company has not received any notice with respect to the foregoing,
     -
nor is any action pending or to the Company's knowledge, threatened in connection with the foregoing, except in each case where the condition or obligation could not reasonably be expected to have a Material Adverse Effect. The term "Environmental Laws" means all federal, state, local or foreign laws regulations, codes, orders, decrees, judgments or injunctions issued promulgated or approved or entered thereunder relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, "Hazardous Materials") into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

     (b) Other than those that are or were stored, used or disposed of in compliance with applicable law, to the knowledge of the Company, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company, and no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company during the period the property was owned, leased or used by the Company.

     (c) To the knowledge of the Company, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its subsidiaries that are not in compliance with applicable law.

     2.15 Regulatory Permits; Compliance. The Company possesses all franchises, grants, authorizations, licenses permits, easements, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to conduct its business as currently being conducted (collectively, the "Company Permits"), except where the failure to obtain a Company Permit could not reasonably be expected to have a Material Adverse Effect. There is no action pending, or to the knowledge of the Company, threatened regarding the suspension or cancellation of any of the Company Permits. The Company is not in conflict with, or in default or violation of, any of the Company Permits except where such violation could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notification with respect to possible conflicts, defaults, or violations of applicable laws.

     2.16 Investment Company Status. The Company is not and upon consummation of the sale of the Common Stock will not be an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

     2.17 Accuracy of Information. The information that has been furnished to the Investors is true and correct and accurate in all material respects as of the date hereof except for financial data that is accurate as of the date shown therein, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the

Company but which has not been so publicly disclosed or announced.

     2.18 Labor Disturbances. No labor disturbance by the employees of the Company exists, or to the knowledge of the Company, is imminent which could reasonably be expected to have a Material Adverse Effect.

     2.19 Internal Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that:
(i) transactions are recorded as necessary to permit preparation of financial
 -
statements in conformity with United States generally accepted accounting principles and to maintain accountability for assets; (ii) transactions are
                                                       --
executed in accordance with management's general or specific authorization;
(iii) access to assets is available only if permitted in accordance with
 ---
management's general or specific authorization; and (iv) the recorded
                                                     --
accountability for amounts is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     2.20 S-3 Registration. The Company is currently eligible to register secondary offerings of securities, including the resale of the Shares, on a registration statement on Form S-3 under the 1933 Act.

     2.21 Use of Proceeds. The proceeds received from the sale of the Shares shall be used for repayment of indebtedness, working capital and general corporate purposes.

     2.22 No Material Adverse Changes. Since the respective dates of which information was given in the investment materials, except as otherwise specifically stated therein, there has been no (i) material adverse change in the business, results of operations, assets, prospects, or financial condition of the Company, taken as a whole, whether or not arising in the ordinary course of business, or (ii) dividend or distribution of any kind declared, paid or made by the Company on its capital stock.

     2.23 Listing and Maintenance Requirements Compliance. The principal market on which the Common Stock is currently traded is Nasdaq. The Company has not in the three (3) years preceding the date hereof received notice (written or oral) from Nasdaq (or any stock exchange, market or trading facility on which the Common Stock is or has been traded or listed (or on which it has been quoted)) to the effect that the Company is not in compliance with the listing or maintenance requirements of any such market, exchange or trading facility. The Company is not aware of any facts that would reasonably lead to delisting or suspension of the Common Stock by Nasdaq. After giving effect to the transactions contemplated by this Agreement and the Registration Rights Agreement (as defined below), the Company is and will be in compliance with all such maintenance requirements.

     2.24 Title. Except as disclosed on Schedule 2.24, the Company has good and valid title to all real property and personal property owned by it which is material to the business of the Company, in each case free and clear of all liens and encumbrances, except for liens that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company. Any real property and facilities held under lease by the Company are held by it under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and facilities by the Company.

     2.25 Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the business in which the Company is engaged. The Company has no reason to believe that it will not be able to renew its existing insurance coverages as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business, at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company, taken as a whole.

     2.26   Registration Rights; Rights of Participation. Except as set forth in
Section 2.1(b) of the Registration Rights Agreement dated as of September 28, 2001 between the Company and the other parties thereto (the "Registration Rights Agreement") or on Schedule 2.26, the Company has not granted or agreed to grant any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority which have not been satisfied. Additionally, no person, including, but not limited to, current or former stockholders of the Company, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the Registration Rights Agreement.

     3.     Representations and Warranties of Investor.

     Each Investor hereby represents and warrants to the Company as follows:

     3.1    Organization and Standing; Power.

     (a) The Investor is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction in which it is formed and has all requisite power and authority and all material qualifications, licenses, permits and authorizations necessary to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted through the current fiscal year and to carry out the transactions contemplated by this Agreement. Such Investor has all requisite power to execute and deliver this Agreement, the Joinder Agreement and the other agreements contemplated hereby to which it is a party, and to carry out and perform its obligations under the terms of this Agreement.

     3.2 Authorization. This Agreement, the Joinder Agreement and each of the other agreements contemplated hereby to which an Investor is a party, when executed and delivered by the Investor and the Company, will constitute valid and legally binding obligations of the Investor, enforceable against the Investor in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency or creditors' rights and rules of law governing specific performance, injunctive relief or other equitable remedies.

     3.3 Experience. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Investor acknowledges that investment in the Shares, the Warrants and the Warrant Shares is a speculative risk. The Investor is able to fend for itself in the transactions contemplated by this Agreement, can bear the economic risk of its investment in the Shares, the Warrants and the Warrant Shares (including possible complete loss of such investment) for an indefinite period of time and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Shares, the Warrants and the Warrant Shares. The Investor understands that nothing in this Agreement, the Joinder Agreement or the Warrants or any other materials presented to the Investor in connection with the purchase and sale of the Shares, the Warrants and the Warrant Shares constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as such Investor, in its sole discretion, has deemed necessary or appropriate.

     3.4 Investment Purpose. The Investor is acquiring the Shares, the Warrants and the Warrant Shares for investment for its own account, and not with a view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares, the Warrants and the Warrant Shares have not been registered under the Securities Act of 1933, as amended (the "1933 Act"), by reason of a specific exemption from the registration provisions of the 1933 Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Investor's representations as expressed herein. The Investor understands that the Shares, the Warrants and the Warrant Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving any public offering and that under such laws and applicable regulations, the Shares may be resold without registration under the 1933 Act only in certain limited circumstances. The Investor shall not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares, the Warrants or the Warrant Shares except in compliance with the 1933 Act, applicable state securities laws and the respective rules and regulations thereunder.

     3.5 Access to Data. The Investor and its representatives have been afforded access to corporate books, financial statements, records, contracts, documents and other information concerning the Company (to the extent such exists), and to its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers, employees, agents, accountants and representatives concerning the Company's existing and proposed business, operations, financial condition, assets, liabilities and other relevant matters as they have deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the prospective investments contemplated herein. The Investor further represents and acknowledges that it has been solely responsible for its own "due diligence" investigation of the Company and its management and business, for its own analysis of the merits and risks of this investment, and for its own analysis of the fairness and desirability of the terms of the investment. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 2 hereof.

     3.6 Residency. For purposes of the application of state securities laws, the Investor represents and warrants to the Company that it is a bona fide resident of, or a duly formed entity domiciled in, the state of Texas.

     3.7 Accredited Investor. The Investor is an accredited investor within the meaning of Rule 501(a) of Regulation D of the Securities and Exchange Commission and has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that the Investor is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests.

     3.8 Restrictive Legends. The Investors agree that, so long as the Shares, the Warrants and the Warrant Shares remain restricted securities, the Company shall place a restrictive legend on the certificate(s) representing them in substantially the following forms:

            (a)    Shares:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER SUCH ACT OR AN OPINION OF COUNSEL REASONABLY

            ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT
            REQUIRED."

            (b)    Warrants:

            "THIS WARRANT AND ANY SECURITIES ACQUIRED UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS."

            (c)    Warrant Shares:

            "THE TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE TERMS OF A COMMON STOCK PURCHASE WARRANT DATED OCTOBER 26, 2001, ISSUED BY RMH TELESERVICES, INC., A COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF RMH TELESERVICES, INC. TRANSFER MAY NOT BE MADE EXCEPT IN ACCORDANCE WITH THE TERMS OF THE COMMON STOCK PURCHASE WARRANT. IN ADDITION, NO SALE, OFFER TO SELL OR TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE MADE UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), WITH RESPECT TO SUCH SHARES IS THEN IN EFFECT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT IS THEN IN FACT APPLICABLE TO SUCH SHARES."

     3.9 Transactions in Common Stock. Investor has not, during the 30 trading days immediately preceding the Closing Date, sold or established a short position in any shares of the Common Stock or other capital stock of the Company.

     3.10 No General Solicitation. Investor did not learn of the investment in the Common Stock as a result of any public advertising or general solicitation.

     4.     Registration Rights and Termination Events.

     4.1 Registration Rights. The Shares and the Warrant Shares shall have the registration rights set forth in the Registration Rights Agreement..

     4.2 Termination Events. Upon the declaration of a Termination Event (as defined the Registration Rights Agreement), each Investor will receive from the Company warrants to purchase shares of Common Stock of the Company in an amount such that the number of Warrants that each Investor purchased at Closing plus the warrants received by such Investor pursuant to this Section 4.2 shall, in the aggregate, be equal to the number of Shares of Common Stock purchased by such Investor at the Closing (the "Additional Warrants"). The Additional Warrants will be exercisable at a price equal to 125% of the Stock Price and will have a five (5) year life from the date of issuance and will be substantially similar in form and substance to the Warrants. For purposes of this Section 4.2, Stock Price means $9.60 per share.

     5.     Closing Conditions.

     5.1 Conditions to the Company's Obligation to Sell. The Company's obligation to sell and deliver the Shares and the Warrants to the Investors shall, unless waived by the Company, be subject to the satisfaction, with respect to each Investor, prior to or on the Closing Date, of each of the following conditions:

            (a) Each Investor shall have executed this Agreement and the Joinder Agreement and delivered the same to the Company.

            (b) Each Investor shall have delivered to the Company the purchase price for the Shares and the Warrants being purchased by the Investor at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

            (c)    The representations, covenants and warranties contained in
     Section 3 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and each Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement and the Registration Rights Agreement to be performed, satisfied and complied with by such Investor at or prior to the Closing.

     5.2    Conditions to Each Investor's Obligation to Purchase.

Each Investor's obligation hereunder to purchase the Shares and the Warrants at the Closing shall, unless waived by such Investor, be subject to the satisfaction, prior to or on the Closing Date, of each of the following conditions:

            (a) The Company and each other Investor shall have executed this Agreement and the Joinder Agreement and any other transaction document (to the extent a party thereto), including, in the case of the Company, the Warrants, and delivered the same to such Investor.

            (b)    The representations, covenants and warranties contained in
     Section 2 hereof shall be true and correct in all material respects at and as of the Closing as though then made, except to the extent of changes caused by the transactions expressly contemplated herein, and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement, the Registration Rights Agreement and the Warrants to be performed, satisfied and complied with by the Company at or prior to the Closing.

            (c) Each Investor shall have received from Wolf, Block, Schorr and Solis-Cohen LLP, counsel for the Company, an opinion substantially as set forth in Exhibit D attached hereto, which shall be addressed to the Investors and dated as of the Closing Date.

            (d) The Company shall have delivered to the Investors all of the following documents, which shall be satisfactory in form and substance to the Investors:

(1) An Officer's Certificate, executed by the Company's Chief Executive Officer and Chief Financial Officer and dated the Closing Date, stating that the conditions specified in Section 5.2(b) have been fully satisfied;

(2) Certified copies of the resolutions duly adopted by the Company's Board of Directors (or a duly authorized committee thereof) authorizing the execution, delivery and performance of this Agreement, the Joinder Agreement and the Warrants and each of the other agreements contemplated hereby, the issuance and sale of the Shares, the Warrants and the Warrant Shares, and all other transactions contemplated by this Agreement, the Joinder Agreement and the Warrants;

(3) Copies of all third party and governmental consents, approvals and filings required in connection with the consummation of the transactions hereunder (including, without limitation, all blue sky law filings required to be made prior to the Closing (provided, that the Company agrees to deliver copies of all other required blue sky filings within 10 days of the Closing) and waivers of all preemptive rights and rights of first refusal, if any);

(4)         The legal opinion referred to in Section 5.2(c) hereof;

(5) Certificates representing the Shares and the Warrants as described in Section 1 hereof; and

(6) Such other documents relating to the transactions contemplated by this Agreement as the Investors may reasonably request before the Closing.

     Any condition specified in this Section 5.2 may be waived with respect to the Investors only if consented to in writing by the Investors granting such waiver. In furtherance of the foregoing, if the Company does not satisfy all of the conditions set forth in this Section 5.2, the Investors will nevertheless have the option to purchase the Shares and the Warrants at the Closing.

     6.     Right of First Refusal.

     6.1 Right of First Refusal. Subject to the terms and conditions contained in this Section 6, the Company hereby grants to each Investor the right of first refusal, for 180 days after September 28, 2001, to purchase such Investor's Pro Rata Portion of any New Securities (as defined below) which the Company may, from time to time, propose to sell and issue. An Investor's "Pro Rata Portion" for purposes of this Section 6.1 is equal to the fraction obtained by dividing (a) the number of Shares held by such Investor by (b) the aggregate
             -                                                 -
number of shares of Common Stock then outstanding, assuming in each case the conversion, exercise or exchange of all securities by their terms convertible into or exercisable for Common Stock and the exercise of all options to purchase or rights to subscribe for Common Stock or such convertible or exchangeable securities, whether or not the terms of such securities or rights then permit such conversion, exercise or exchange.

     6.2 Definition of New Securities. Except as set forth below, "New Securities" shall mean any shares of capital stock of the Company, and rights, options or warrants to purchase said shares of capital stock, and securities of any type whatsoever that are, or may become, convertible into said shares of capital stock. Notwithstanding the foregoing, "New Securities" does not include
(i) securities offered in an underwritten public offering pursuant to a
 -
registration statement under the 1933 Act, (ii) all shares of Common Stock,
                                            --
warrants or options to purchase Common Stock or other securities issued upon the approval of the Board of Directors to employees, officers, directors and consultants of the Company (x) who have provided or will provide bona fide
                            -
services to the Company not in connection with the offer or sale of securities in a capital raising transaction and (y) who do not, directly or indirectly,
                                      -
promote or maintain a market for the Company's securities, pursuant to any plan or arrangement approved by the Board of Directors or the shareholders of the Company, (iii) all securities issued to lending or leasing institutions upon the
          ---
approval of the Board of Directors in connection with loans from or leasing transactions with such institutions, (iv) stock issued pursuant to any private
                                      --
placement completed on substantially similar terms or within 45 days of September 28, 2001, or (v) stock issued in connection with any merger or
                        -
acquisition by the Company.

     6.3 Notice of Right. In the event the Company proposes to undertake an issuance of New Securities, it shall give each Investor written notice of its intention, describing the type of New Securities and the price and terms upon which the Company proposes to issue the same. Each Investor shall have 15 days from the date of receipt of any such notice to agree to purchase shares of such New Securities (up to the amount referred to in Section 6.1), for the price and upon the terms specified in the notice, which price and terms shall be the same as are applicable to the investors purchasing the New Securities, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

     6.4 Exercise of Right. If any Investor exercises its right of first refusal hereunder, the closing of the purchase of the New Securities by such Investor with respect to which such right has been exercised shall take place on the date set by the Company for the sale of New Securities; provided that such closing shall not occur prior to the date 20 days following the date of the written notice provided to the Investors, and provided, further, that the date of such closing shall be extended in order to comply with applicable laws and regulations.

     6.5 Lapse and Reinstatement of Right. In the event an Investor fails to exercise the right of first refusal provided in Section 6.1 within said 15 day period, the Company shall have 60 days thereafter to sell the New Securities not elected to be purchased by such Investor at the price and upon the terms no more favorable to the purchasers of such securities than specified in the Company's notice. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60 day period, the Company shall not thereafter issue or sell any New Securities without first offering such securities to the Investors in the manner provided above.

     7.     Miscellaneous.

     7.1 Governing Law. This Agreement shall be governed by and construed under the laws of the Commonwealth of Pennsylvania, without giving effect to any choice of law or conflict of law provision or rule (whether of the Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Pennsylvania.

     7.2 Expenses. The Company and each of the Investors shall bear its own expenses in connection with the transactions contemplated by this Agreement.

     7.3    Survival.

The representations, warranties, covenants, and agreements made herein by the Company and each Investor shall survive any investigation made by the Company or any Investor and shall survive the Closing. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company or each Investor pursuant hereto shall be deemed to be representations and warranties by the Company or such Investor, as appropriate, hereunder as of the date of such certificate or instrument.

     7.4 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto.

     7.5 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, and the Joinder Agreement constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants, or agreements except as specifically set forth herein or therein. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided herein.

     7.6 Assignment and Transfer. The Investors may transfer such Shares, Warrants and Warrant Shares in whole or in part, to another person or entity and may, in connection with such transfer, assign its rights in whole or in part under this Agreement in accordance with the provisions of this Section 7.6. The Company agrees to execute and deliver such instruments, documents and certificates as the Investors, holders or any such transferees may reasonably request in order to document the transfer in whole or in part of rights hereunder, which instruments, documents and certificates shall be satisfactory in form and substance to counsel for the Investors, or holders or such transferees. Any such transfer shall be subject to compliance with applicable federal and state securities laws.

     7.7 Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and Investors holding two thirds of the Shares then held by the Investors.

     7.8 Notices. All notices or other communications to a party required or permitted hereunder shall be in writing and shall be delivered personally or by telecopy (receipt confirmed) to such party (or, in the case of an entity, to an executive officer of such party) or shall be sent by a reputable express delivery service or by certified mail, postage prepaid with return receipt requested, addressed as follows:

     If to an Investor:

     To the address set forth on Exhibit A or such other address as may be designated in writing hereafter, in the same manner, by such Investor.

     and with a copy to:

     __________________________
     __________________________
     __________________________
     __________________________
     __________________________
     if to the Company:

     RMH Teleservices, Inc.
     40 Morris Avenue
     Bryn Mawr, PA 19010
     Attention: John A. Fellows
     Fax: 610-520-5354

     with a copy to:

     Wolf, Block, Schorr and Solis-Cohen LLP
     1650 Arch Street
     22/nd/ Floor
     Philadelphia, PA 19103-2097
     Attention: John M. Coogan, Jr.
     Fax: 215-977-2334

     Any party may change the above-specified recipient and/or mailing address by notice to all other parties given in the manner herein prescribed. All notices shall be deemed given on the day when actually delivered as provided above (if delivered personally or by telecopy) or on the day shown on the return receipt (if delivered by mail or delivery service).

     7.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. A facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

     IN WITNESS WHEREOF, the Company and the Investors have executed this Agreement as of the date first written above.

                                                     RMH TELESERVICES, INC.

                                                     By: /s/ Scot Brunke
                                                         -----------------------
                                                     Name:  Scot Brunke
                                                          ----------------------
                                                     Title: CFO
                                                            --------------------

                            INVESTOR EXECUTION PAGE

                                     INVESTOR SIGNATURE

                                     By: /s/ Ronald Jensen
                                         ---------------------------------------
                                     Name:  Ronald Jensen
                                           -------------------------------------
                                     Title: Member
                                            ------------------------------------

                                            2121 Precinct Line Rd
                                     -------------------------------------------
                                            Hurst, TX 76054
                                     -------------------------------------------
                                     Address
                                     Dollar Amount of Investment:  $ 1,144,296
                                                                    ------------
                                     Number of Shares Subscribed:   118,682
                                                                    ------------
                                     State of Residence/Domicile:   Texas
                                                                    ------------
                                     TIN/SSN:  74-3017734
                                               ---------------------------------

         Status as an "Accredited Investor". The Investor is an "accredited investor" as defined in the regulations of the U.S. Securities and Exchange Commission by virtue of meeting the criteria which have been checked below (check all that apply):

         ____ (i) A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

         ____ (ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ____ (iii) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ____ (iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

         ____ (v) A private business development company.

         ____ (vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ____ (vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

         ____ (viii) A trust with assets in excess of $5,000,000.

         ____ (ix) A director or an executive officer of the Company.

          X   (x) An entity in which all of the equity owners are accredited
         ----
investors.

         ____ (xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more of items (i)-(x) above. Also check the item(s) (i)-(x) above that applies.

                            INVESTOR EXECUTION PAGE

                                     INVESTOR SIGNATURE

                                     By: /s/ Martin Phillips
                                         ---------------------------------------
                                     Name:  Texas Margins, LLC
                                           -------------------------------------
                                     Title: Member
                                            ------------------------------------

                                            2121 Precinct Line Rd
                                     -------------------------------------------
                                            Hurst, TX 76054
                                     -------------------------------------------
                                     Address

                                     Dollar Amount of Investment:  $ 732,769
                                                                    ------------
                                     Number of Shares Subscribed:   76,000
                                                                    ------------
                                     State of Residence/Domicile:   Texas
                                                                    ------------
                                     TIN/SSN:  74-3017730
                                               ---------------------------------

         Status as an "Accredited Investor". The Investor is an "accredited investor" as defined in the regulations of the U.S. Securities and Exchange Commission by virtue of meeting the criteria which have been checked below (check all that apply):

         ____ (i) A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

         ____ (ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ____ (iii) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ____ (iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

         ____ (v) A private business development company.

         ____ (vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ____ (vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

         ____ (viii) A trust with assets in excess of $5,000,000.

         ____ (ix) A director or an executive officer of the Company.

          X   (x) An entity in which all of the equity owners are accredited
         ----
investors.

         ____ (xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more of items (i)-(x) above. Also check the item(s) (i)-(x) above that applies.

                            INVESTOR EXECUTION PAGE

                                     INVESTOR SIGNATURE

                                     By: /s/ Martin Phillips
                                         ---------------------------------------
                                     Name:  Gladeshare I, LLC
                                           -------------------------------------
                                     Title: Member
                                            ------------------------------------

                                            2121 Precinct Line Rd
                                     -------------------------------------------
                                            Hurst, TX 76054
                                     -------------------------------------------
                                     Address
                                     Dollar Amount of Investment:  $ 222,935
                                                                    ------------
                                     Number of Shares Subscribed:   23,122
                                                                    ------------
                                     State of Residence/Domicile:   Texas
                                                                    ------------
                                     TIN/SSN:  74-3017727
                                               ---------------------------------

         Status as an "Accredited Investor". The Investor is an "accredited investor" as defined in the regulations of the U.S. Securities and Exchange Commission by virtue of meeting the criteria which have been checked below (check all that apply):

         ____ (i) A natural person whose individual net worth (assets less liabilities), or joint net worth with his or her spouse, exceeds $1,000,000.

         ____ (ii) A natural person whose individual income was in excess of $200,000, or whose joint income with his or her spouse was in excess of $300,000, each of the two most recent years, and who has a reasonable expectation of reaching the same income level for the current year.

         ____ (iii) A bank, insurance company, registered investment company, business development company, small business investment company or employee benefit plan.

         ____ (iv) A savings and loan association, credit union, or similar financial institution, or a registered broker or dealer.

         ____ (v) A private business development company.

         ____ (vi) An organization described in Section 501(c)(3) of the Internal Revenue Code with assets in excess of $5,000,000.

         ____ (vii) A corporation, Massachusetts or similar business trust, or partnership with assets in excess of $5,000,000.

         ____ (viii) A trust with assets in excess of $5,000,000.

         ____ (ix) A director or an executive officer of the Company.

          X   (x) An entity in which all of the equity owners are accredited
         ----
investors.

         ____ (xi) A self-directed IRA, Keogh, or similar plan of which the individual directing the investments qualifies as an "accredited investor" under one or more of items (i)-(x) above. Also check the item(s) (i)-(x) above that applies.

Exhibits
--------

Exhibit A         List of Investors
Exhibit B         Form of Warrant
Exhibit C         Form of Joinder Agreement
Exhibit D         Form of Opinion of Company Counsel

Disclosure Schedules
--------------------

2.3      Capitalization
2.26     Registration Rights; Rights of Participation

                                   EXHIBIT A

                               LIST OF INVESTORS

                                                                                                       State of
Investor Name                                                 Sale          Placement     Placement    Domicile
and Address              Closing ($)       Shares (#)     Warrants (#)     Warrants (#)    Fee ($)
Gladshare 1, LLC         $  222,935          23,122          6,514               977       $ 10,616      Texas
Texas Margins, LLC       $  732,769          76,000         66,087             9,913       $ 34,894      Texas
JFO 1, LLC               $1,144,296         118,682              0                 0       $ 54,490      Texas

Total                    $2,100,000         217,804         72,601            10,890       $100,000

                                   EXHIBIT D

                              FORM OF OPINION OF
                    WOLF, BLOCK, SCHORR and SOLIS-COHEN LLP

                                                                October __, 2001

         Based on the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

         1. The Company has been duly incorporated and is subsisting as a corporation in good standing under the laws of the Commonwealth of Pennsylvania.

         2. The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Compendium of Public Filing Documents delivered to each of the Investors (the "Compendium") and to enter into and perform its obligations under the Transaction Documents.

         3. The shares of Common Stock (including shares of Common Stock to be purchased upon the exercise of any Warrants) and the Warrants to be purchased by the Investor from the Company have been duly authorized for issuance and sale to the Investor pursuant to the Purchase Agreement and the Warrants, and, when issued and delivered by the Company pursuant to the Purchase Agreement and the Warrants, against payment of the consideration set forth in the Purchase Agreement and the Warrants, will be validly issued and fully paid and non-assessable.

         4. No securityholder of the Company has, pursuant to the terms of the Articles of Incorporation or bylaws of the Company, any statute, or any rules of The NASDAQ National Market, any preemptive, approval or similar rights or authority pertaining to the issuance, sale and purchase of (i) the shares of Common Stock to be purchased pursuant to the Purchase Agreement or the shares of Common Stock issuable upon exercise of the Warrants, or (ii) the Warrants.

         5. Each subsidiary of the Company has been duly incorporated and is validly existing or subsisting as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as presently being conducted; except where the failure so to be in good standing could not reasonably be expected to result in a Material Adverse Effect; except as otherwise disclosed in the Compendium, all of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity other than the pledge of the equity interests in such subsidiaries in favor of PNC Bank, N.A., securing obligations of the Company and its subsidiaries thereto; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary set forth in the Articles of Incorporation (or comparable governing document) or bylaws of the subsidiary.

         6. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company, and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, arrangement, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and, in the case of the Registration Rights Agreement, except to the extent that the indemnification provisions thereof may be unenforceable; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of the transactions contemplated thereby has been duly and validly taken.

         7. Each of the Transaction Documents conforms in all material respects to the description thereof contained in the Compendium and the shares of Common Stock and Warrants conform in all material respects to the description thereof contained in the Compendium.

         8. Based in part on the representations of the Investor in the Stock Purchase Agreement, except for (a) the listing of the Shares and the Warrant Shares on The NASDAQ National Market, (b) post-closing filings with the Commission and (c) post-closing filings as may be necessary to comply with the "blue sky" laws of various states, no filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required in connection with the due authorization, execution and delivery of the Transaction Documents or for the offering, issuance, sale or delivery of the shares of Common Stock and the Warrants pursuant to the terms of the Transaction Documents.

         9. The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated therein (including the issuance and sale of the Common Stock and the Warrants, and the use of the proceeds from the sale of the Common Stock and the Warrants as described in the Compendium) and compliance by the Company with its obligations under the Transaction Documents do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument, known to us, to which the Company or any subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject and which is listed as an exhibit to the Company's Form 10-K for the year ended September 30, 2000 or listed as an exhibit to any documents filed with the Commission after the Company's Form 10-K for the year ended June 30, 2000 (except for such conflicts, breaches or defaults or liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their respective properties, assets or operations.

         10. Neither the Company nor any of its subsidiaries is an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

         11. Based in part on the representations of the Investor in the Stock Purchase Agreement, no registration of the Securities under the Securities Act is required in connection with the issuance and sale of the shares of Common Stock and the Warrants by the Company in the manner contemplated by the Transaction Documents.

                     Schedules to Stock Purchase Agreement

                                 Schedule 2.3
                                 ------------

         As of September 26, 2001, there were 1,079,935 outstanding options to purchase shares of common stock at a weighted average exercise price of $4.00 per share.

         As of September 26, 2001, there were 199,735 options to purchase shares of common stock available for future issuance under the RMH Teleservices, Inc. 1996 stock incentive plan.

         As of September 28, 2001 there were 930,340 outstanding warrants to purchase shares of common stock at an exercise price of $12.00 per share.

         As of September 28, 2001, the Company may have to issue up to 1,617,991 warrants to purchase shares of common stock at an exercise price of $12.00 if the Company defaults on certain provisions under the stock purchase agreement dated September 28, 2001 by and among the Company and the investors listed on Exhibit A thereto.

                                 Schedule 2.26
                                 -------------

         Certain rights to have securities of the Company registered with the Commission which have not been satisfied were granted under a Registration Rights Agreement dated as of September 28, 2001 by and among the Company, ThinkEquity Partners LLC and the investors listed on Schedule I thereto.

         Certain rights to participate in the transactions contemplated by this Agreement were granted under a Stock Purchase Agreement dated as of September 28, 2001 by and among the Company and the investors listed on Exhibit A thereto.